EXHIBIT #10.5

AMENDMENT NO. 1

TO KSB BANCORP INC.

1993 INCENTIVE STOCK OPTION PLAN

WHEREAS, the Board of Directors (“Board”) of KSB Bancorp Inc. (the “Company”) desires to amend the KSB Bancorp Inc. 1993 Incentive Stock Option Plan (the “Plan”) to conform to the new rules adopted by the Securities and Exchange Commission (SEC) as they relate to Section 16 of the Securities Exchange Act of 1934;

WHEREAS, Section 15 of the Plan permits the Plan to be amended from time to time subject to Securities and Exchange Commission Rule 16b-3;

WHEREAS, Rule 16b-3 no longer requires shareholder approval as a prerequisite to any modification or amendment that affects the grant, award or other acquisition from an issuer;

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended effective as of December 30, 1997, in accordance with the following:

1.	Section 2, DEFINITIONS is amended as follows:

Subsection 2(d), the definition of COMMITTEE, shall be amended by deleting the paragraph thereof and adding the following paragraph in lieu thereof:

(d)	“COMMITTEE” means a Committee of the Board consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

A new definition of “Non-Employee Director” is added and reads as follows:

“NON-EMPLOYEE DIRECTOR” mans, for purposes of the Plan, a Director who (a) is not employed by the Company; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

2.	Section 3, ADMINISTRATION, is amended by adding to the end thereof the following:

All transactions involving a grant, award or other acquisition from the Company shall:

(a)	be approved by the Company’s full Board or by the Committee;

(b)	be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

(c)	be held by the Participant for a period of six months following the date of such acquisition.

3.	Subsection 7.1(b), TERMS OF OPTIONS, is hereby amended by deleting the first sentence thereof and adding the following sentence in lieu thereof:

The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee.

4.	Section 7, NON-STATUTORY STOCK OPTIONS, is hereby amended by adding (d) to the end thereof, which shall state as follows:

(d)	TRANSFERABILITY. In the discretion of the Board, all or any Non-Statutory Stock Options granted hereunder may be transferable by the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

5.	Section 8, INCENTIVE STOCK OPTIONS, is hereby amended by replacing all references to Section 422A of the Code with Section 422 of the Code.

6.	Subsection 8.1(c), TERMS OF OPTIONS, is hereby amended by replacing all references to Section 425(d) of the Code with Section 424(d) of the Code.

7.	Subsection 8.1(c), TERMS OF OPTIONS, is further amended by deleting the second paragraph thereof and adding the following paragraph in lieu thereof:

The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable, provided that the amount able to be first exercised in a given year is consistent with the term of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Holding Company and its Affiliates) shall not exceed $100,000. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options shall become immediately exercisable, unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the Date of Grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

8.	Subsection 8.1(d), TERMINATION OF EMPLOYMENT, is amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

The Committee may extend the time period to exercise an Incentive Stock Option; however, such an extension shall cause the option, pursuant to Subsection 424(h) of the Code, to be treated as newly granted.

9.	A new Subsection 8.1(e) COMPLIANCE WITH CODE is added and reads as follows:

The options granted under this Section 8 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

10.	Section 10, RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY, is amended by the removal of the second paragraph and is retitled RIGHTS OF A SHAREHOLDER.

11.	Section 13, DILUTION AND OTHER ADJUSTMENTS, is amended by the addition to the end of the last paragraph the following:

With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a “modification” of the Award under Section 424 of the Code.

12.	Section 15, AMENDMENT OF THE PLAN, is amended and reads in its entirety as follows:

The Board may, at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by a Participant; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan shall be approved by the Committee or the full Board of the Company.

13.	A new Section 19 is added to the Plan as follows:

19. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option. Any shares that are used for the full or partial payment of the exercise price of any option in connection with an Accelerated Ownership Option Right will not be counted as issued under the Plan and will be available for future grants under the Plan.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed by the duly authorized officers of the Company as of the 30th day of December, 1997.

ATTEST:	KSB BANCORP, INC.

By:
President and Chief Executive Officer